UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2022

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael P. O’Hara as Chief Financial Officer, Treasurer and Corporate Secretary

On March 16, 2022, Michael P. O’Hara informed Armada Hoffler Properties, Inc. (the “Company”) of his decision to retire from the Company, effective December 31, 2022, and to resign from his positions as Chief Financial Officer, Treasurer and Corporate Secretary, effective immediately. Mr. O’Hara’s decision to retire at the end of 2022 and to resign his current positions is not the result of any disagreements with the Company with respect to its operations, policies or practices.

As discussed further below, pursuant to a preexisting succession plan, Matthew Barnes-Smith, who had previously served as Executive Vice President of the Company, has been appointed Chief Financial Officer, Treasurer and Corporate Secretary of the Company. Mr. O’Hara will remain with the Company through the end of 2022 in order to facilitate an orderly transition of his responsibilities to Mr. Barnes-Smith and focus his efforts on the Company’s development projects in Baltimore, MD.

Appointment of Matthew Barnes-Smith as Chief Financial Officer, Treasurer and Corporate Secretary

On March 18, 2022, the Board of Directors (the “Board”) of the Company appointed Mr. Barnes-Smith to the positions of Chief Financial Officer, Treasurer and Corporate Secretary of the Company. Mr. Barnes-Smith also will serve as the Company’s principal financial officer and principal accounting officer.

Matthew Barnes-Smith, age 36, joined the Company in September 2020 as the Company’s Executive Vice President of Finance and assisted in overseeing the organization in the areas of financial planning, accounting, strategy and risk management. Prior to joining the Company, he served as the Chief Administration Officer for The Port of Virginia from July 2017 to September 2020, where he was accountable for various business functions including financial analytics and reporting, as well as procurement and cost control. From December 2013 to June 2017, Mr. Barnes-Smith served as the Vice President Strategic Planning & Analytics for The Port of Virginia. He earned his Bachelor’s degree in Economics with Finance from Oklahoma State University, where he also received his Master’s degree in Economics

The Board has not made any determinations regarding the compensatory arrangements for Mr. Barnes-Smith in connection with his promotion, and there are currently no changes to Mr. Barnes-Smith’s compensatory arrangements.

Item 7.01	Regulation FD Disclosure.

On March 22, 2022, the Company issued a press release announcing the resignation of Mr. O’Hara and the appointment of Mr. Barnes-Smith. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 22, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: March 22, 2022	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary